Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                                  Shire


XAGRID(TM) (anagrelide hydrochloride) receives a positive opinion from the European Committee for Proprietary Medicinal Products (CPMP)

Basingstoke,  UK - 25 July,  2003- Shire  Pharmaceuticals  Group plc (LSE:  SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that it has received a positive opinion from the CPMP for XAGRID(TM) (anagrelide hydrochloride) capsules to be used in the treatment of essential thrombocythaemia (ET). The CPMP is the scientific committee of the European Medicines Evaluation Agency (EMEA), and the CPMP opinion will be ratified by the European Commission as part of the granting of the pan-European marketing authorisation. Following the marketing approval, pricing reimbursement negotiations will commence with individual national authorities prior to launch.

XAGRID was granted European orphan drug status on 29 December 2000 for the treatment of ET, thereby providing the product with up to ten years market exclusivity in Europe from the date of marketing authorisation approval.

Essential thrombocythaemia is a chronic disorder of bone marrow, which is associated with the increased production of blood platelets. Excessive platelet production can result in abnormal blood clot formation and bleeding, thereby increasing the risk of stroke, heart attack and gastrointestinal bleeding.

It is estimated by Shire that 40,000 patients suffering from ET across the European Union member states would be eligible for treatment with XAGRID. There is currently no other platelet-reducing treatment approved for the treatment of ET across the whole EU.

The drug is already marketed by Shire in the US and a range of other territories under the trademark AGRYLINTM. Sales of AGRYLIN in 2002 were $119.2 million, up 39% on 2001.

Says Dr Wilson Totten, Shire's Group R&D Director:
"XAGRID is a unique medicine for patients suffering from essential thrombocythaemia as other currently marketed treatments can cause serious side-effects by decreasing white or red blood cell counts. XAGRID is platelet selective, targeting only those cells that develop into platelets. We welcome the CPMP's opinion that XAGRID can have a beneficial role in helping these patients across Europe."
                                                                           1

For further information please contact:
Global (outside US and Canada)

Clea Rosenfeld - Investor Relations                             +44 1256 894 221

Jessica Mann - Media                                            +44 1256 894 280

US & Canada

Gordon Ngan - Investor Relations                                +44 1256 894 160

Michele Roy - Media                                              +1 450 978 7876

Notes to editors

o Shire acquired the worldwide rights to XAGRID/AGRYLIN from Bristol-Myers Squibb in June 1999.

o The EMEA procedure included 15 European Communities countries, plus Iceland and Norway.

o Orphan drug status for XAGRID has also been designated by the Japanese Authorities, giving ten years' market exclusivity upon approval. The product is currently in phase I trials in Japan


Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets.

For  further   information  on  Shire,   please  visit  the  Company's  website:
www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH(R), and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.

                                                                         2